   As filed with the Securities and Exchange Commission on December 11, 1998
                             Registration No._________
-------------------------------------------------------------------------------
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                               Washington, D.C. 20549

                               REGISTRATION STATEMENT
                                         on
                                      FORM S-8
                                       UNDER
                             THE SECURITIES ACT OF 1933

                               ORYX TECHNOLOGY CORP.
               [Exact name of Registrant as specified in its charter]

              DELAWARE                                           22-2115841
     (State or other jurisdiction                            (I.R.S. Employer
          of incorporation)                                 Identification No.)

                                 1100 Auburn Street
                             Fremont, California 94538
                      (Address of Principal Executive Offices)

                        ORYX TECHNOLOGY CORP. INCENTIVE AND
                           NONQUALIFIED STOCK OPTION PLAN

                              ORYX TECHNOLOGY CORP. 1996
                       DIRECTORS NONQUALIFIED STOCK OPTION PLAN

                               (Full title of Plans)

                               MR. PHILIP J. MICCICHE
                              Chief Executive Officer
                               Oryx Technology Corp.
                                 1100 Auburn Street
                             Fremont, California 94538
                                   (510) 492-2080
             (Name, address and telephone number of agent for service)

                                     Copies to:
                            JERROLD F. PETRUZZELLI, ESQ.
                             3030 Hansen Way, Suite 100
                            Palo Alto, California  94304
                                   (650) 856-1200

                Approximate date of commencement of proposed sales:
                     From time to time after the effective date
                            of the Registration Statement

--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
                                            CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
  Title of each class                                                       Proposed           Proposed maximum      Amount of
  of securities to be                      Amount to be registered   maximum offering price   aggregate offering   registration
       registered                                                        per share (1)             price (1)           fee (1)
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001, to be
  issued upon exercise of options granted
  under the Incentive and Nonqualified
  Stock Option Plan                            1,000,000(2)(4)              $1.2343                $1,234,300           $344
Common Stock, par value $0.001, to be
  issued under the 1996 Directors
  Nonqualified Stock Option Plan                 130,000(3)(4)              $1.2343                $  160,459           $ 45

--------------------------------------------------------------------------------------------------------------------------------
          TOTAL:                               1,130,000                                           $1,394,759           $389

          (1) Pursuant to Rule 457(h) and Rule 457(c), the proposed maximum offering price per share and the registration fee are based on the reported average of the bid and asked prices for Oryx Technology Corp. Common Stock on the NASDAQ Small Cap Market quotation system of $1.2343 on December 10, 1998.
          (2) Pursuant to Rule 429, includes 1,000,000 shares reserved for issuance under the Incentive and Nonqualified Stock Option Plan (in addition to 2,625,000 shares previously registered on Form S-8 File No. 33-85556, Form S-8 File No. 333-07409, Form S-8 File No. 333-13887 and Form S-8 File No. 333-62767).
          (3) Pursuant to Rule 429, includes 130,000 shares reserved for issuance under the 1996 Directors Nonqualified Stock Option Plan (in addition to 120,000 shares previously registered on Form S-8 File No. 333-13887).
          (4) Pursuant to Rule 416, this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that becomes issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.

                                      PART I

                INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

          All information required by Part I to be contained in the prospectus to be delivered to directors, officers, employees and consultants is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.

Item 2.   Registrant Information and Employee Plan Annual Information.

          All information required in Part I to be contained in the prospectus to be delivered to directors, officers, employees and consultants is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                      PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents which have heretofore been filed by Oryx Technology Corp. (the "Company") (File No. 1-12680 with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

          1. The Company's Annual Report on Form 10-KSB, as amended by Forms 10-KSB/A1, 10-KSB/A2 and 10-KSB/A3 for the fiscal year ended February 28, 1998.

          2. The Company's Current Reports on Form 8-K filed with the Commission on March 16, 1998, March 23, 1998 and December 8, 1998.

          3. The Company's Quarterly Reports on Form 10-QSB for the quarterly periods ended May 31, 1998 and August 31, 1998, as amended by Form 10-QSB/A1.

          4. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on December 13, 1993, as amended, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing such documents.

          Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

          Item 4.   Description of Securities.

                    Not applicable.

          Item 5.   Interests of Named Experts and Counsel.

                    Not applicable.

          Item 6.   Indemnification of Directors and Officers.

                    Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, if he or she had no reason to believe his conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually incurred by any director or officer in connection with the defense or settlement of an action, if such person has acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant is reasonably entitled to indemnity for such expenses despite such adjudication of liability.

                    The Company's Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, the Company's directors will not be liable for monetary damages, for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision and the Certificate of Incorporation does not eliminate the duty of care and in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. Each director will continue to be subject to liability for breach of the directors' duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Company or its stockholders for any transaction from which the director derived an improper personal benefit for acts or omissions involving a reckless disregard of the director's duty to the Company or its stockholders where the director was aware or should have been aware of the risk of serious injury to the Company or its stockholders for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its stockholders for improper transactions between the director and the Company and for improper distributions to stockholders and loans to directors and officers. This provision also does not affect the director's responsibilities under any other laws such as the federal securities laws or state or federal environmental laws.

     The Company's Bylaws provide that the Company has the power to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

     Pursuant to the authority provided for in the Company's Certificate of Incorporation, the Company has entered into indemnification agreements with each of its officers and directors, indemnifying them against certain potential liabilities that may arise as a result of their service to the Company.

     The Company also maintains insurance policy covering the liability and expenses which might be incurred in connection with lawful indemnification of directors and officers of the Company and its majority owned subsidiaries for certain liabilities and expenses of such directors and officers for acts in those capacities. Such directors and officers are also insured against certain liabilities and expense incurred for acts in such capacities and for which they are not entitled to indemnification by the Company.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          The Exhibits listed in the following Exhibit Index are filed as part of this Registration Statement.

EXHIBIT NUMBER                DESCRIPTION
    4.1                       Certificate of Incorporation of Registrant dated
                              July 26, 1993 (filed as Exhibit 3.1 to the
                              Registrant's Form 10-KSB File No. 1-12680 for the
                              fiscal year ended February 28, 1994 and
                              incorporated herein by reference), as amended by
                              the Certificate of Amendment to the Certificate of
                              Incorporation of Registrant dated March 29, 1994
                              (filed as Exhibit 3.3 to the Registrant's Form 10-KSB
                              File No. 1-12680 for the fiscal year ended
                              February 28, 1994 and incorporated herein by
                              reference), as amended by the Certificate of
                              Amendment to the Certificate of Incorporation of
                              Registrant dated January 31, 1996 (filed as
                              Exhibit 3.3A to the Registrant's Form 10-KSB File
                              No. 1-12680 for the fiscal year ended February 29,
                              1996 and incorporated herein by reference)

     4.2 Bylaws of the Registrant, as adopted by the Board of Directors and Stockholders on July 26, 1993
                              (filed as Exhibit 3.2 to Registrant's Form 10-KSB
                              File No. 1-12680 for the fiscal year ended
                              February 28, 1994 and incorporated herein by reference)

     4.3                      Oryx Technology Corp. Incentive and Nonqualified
                              Stock Option Plan*


                                         5

      4.4                     Oryx Technology Corp. 1996 Directors Nonqualified
                              Stock Option Plan*

      5.1 Opinion of Wise & Shepard LLP (including consent to filing thereof)*

     23.1                     Consent of PricewaterhouseCoopers LLP, Independent
                              Auditors*

     23.2                     Consent of Counsel (included in Exhibit 5.1.)*

     24.1 Power of Attorney (included on the signature page of this Registration Statement).*

                                   *filed herewith

Item 9.   Undertakings.

          (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on the 11th day of December, 1998.

                                  ORYX TECHNOLOGY CORP.

                                       By: /s/ Philip J. Micciche
                                           ----------------------
                                           Philip J. Micciche
                                           President, Chief Executive
                                           Officer and Director


                                 POWER OF ATTORNEY

     Know all men by these presents, that each officer or director of Oryx Technology Corp. whose signature appears below constitutes and appoints Philip J. Micciche and Mitchel Underseth, and each of them severally her/his true and lawful attorney-in-fact and agent, with full and several power of substitution, for her/him and in her/his name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or she/he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or her/his or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates set forth opposite their signature.

    SIGNATURE                 TITLE                              DATE
    ---------                 -----                              ----
/s/ Philip J. Micciche        President, Chief                   December 11, 1998
----------------------        Executive Officer and Director
Philip J. Micciche            (principal executive officer)


/s/ Mitchel Underseth         Chief Financial Officer            December 11, 1998
---------------------         and Director (principal financial
Mitchel Underseth             and accounting officer)


/s/ Andrew Intrater           Secretary and Director             December 11, 1998
-------------------
Andrew Intrater


/s/ John Abeles               Director                           December 11, 1998
---------------
John Abeles


/s/ Richard Hubbard           Director                           December 11, 1998
-------------------
Richard Hubbard


/s/ Jay M. Haft               Director                           December 11, 1998
---------------
Jay M. Haft


/s/ Doug McBurnie             Director                           December 11, 1998
-----------------
Doug McBurnie


/s/ Ted D. Morgan             Director                           December 11, 1998
-----------------
Ted D. Morgan

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549



                                      EXHIBITS

                                     filed with

                         Registration Statement on Form S-8

                             The Securities Act of 1933




                               ORYX TECHNOLOGY CORP.
                 (Exact name of issuer as specified in its charter)

                                December 11, 1998

                               ORYX TECHNOLOGY, INC.
                         REGISTRATION STATEMENT ON FORM S-8
                                 INDEX TO EXHIBITS

     EXHIBIT NUMBER          DESCRIPTION
     --------------          -----------
      4.3                    Oryx Technology Corp. Incentive
                             and Nonqualified Stock Option Plan


      4.4                    Oryx Technology Corp. 1996 Directors
                             Nonqualified Stock Option Plan

      5.1                    Opinion of Wise & Shepard LLP
                             (including consent to filing thereof)

     23.1                    Consent of PricewaterhouseCoopers LLP,
                             Independent Auditors. (including consent to filing thereof)

     23.2                    Consent of Counsel (included in Exhibit 5.1).

     24.1 Power of Attorney (included on the signature page of this Registration Statement)